AMENDMENT TO SECURITIES PURCHASE AGREEMENT

This Amendment to Securities Purchase Agreement (this “Amendment”), dated November 12, 2015, by and between Force Protection Video Equipment Corp. (the “Company”), and RDW Capital, LLC (the “Purchaser”), hereby amends, effective as of the date hereof, that certain Securities Purchase Agreement, dated as of November 12, 2015, by and among the Company and the Purchaser (the “Securities Purchase Agreement”).  Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Securities Purchase Agreement.

RECITALS

1)

Pursuant to Section 5.5 of the Securities Purchase Agreement, the Securities Purchase Agreement may be amended by a written agreement signed by the Company and the Purchasers holding at least 67% in interest of the Securities then outstanding.

2)

Purchaser holds at least 67% of the Securities outstanding as of the date hereof.

C.

The parties hereto desire to amend the Securities Purchase Agreement, as set forth in this Amendment.

AGREEMENT

The parties hereto, intending to be legally bound, agree as follows:

1.

Amendments.

(a)

Purchase.  Section 2.1 of the Securities Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“Purchase.  The Purchaser will purchase an aggregate of up to $2,250,000 in Subscription Amount of Notes, corresponding to an aggregate of $2,362,500 in Principal Amount of Notes. The purchase will occur in three (3) tranches (each a “Tranche”), with the first Tranche of $150,000 being closed on upon execution of this Agreement. The second Tranche will be for $100,000 and will occur within five (5) Business Days after the filing date of the Registration Statement. The third Tranche will be for $1,000,000 and will occur within five (5) Business Days after the effective date of the Registration Statement. The fourth Tranche will be for $1,000,000 and will occur within seven (7) Business Days after the effective date of the Registration Statement. The Purchaser shall not be required to fund the second through fourth Tranches if the Company is in default of any Note or the Equity Conditions are not met on such Closing Date.”

2.

Effect of this Amendment.  Except as expressly provided in this Amendment, the Securities Purchase Agreement shall not be amended or otherwise modified.  In the event there is a conflict between the terms of the Securities Purchase Agreement and the terms of this Amendment, the terms provided in this Amendment shall control.  On and after the date hereof, each reference in the Securities Purchase Agreement to “this Agreement,” “hereunder,” “hereof,”

{00762791.DOC;1 }-1-

“hereto,” “herein,” or words of like import referring to the Securities Purchase Agreement shall mean and be a reference to the Securities Purchase Agreement as amended by this Amendment.

3.

Acknowledgment and Agreement.  Each party hereto hereby acknowledges and agrees that except as expressly provided in this Amendment, nothing in this Amendment shall be construed as a waiver of any provision of the Securities Purchase Agreement by any party hereto, nor shall it in any way affect the validity of, or the right of any party hereto to enforce the provisions of the Securities Purchase Agreement.

4.

Full Force and Effect.  This Amendment is expressly made subject to the terms and conditions of the Securities Purchase Agreement as modified herein, and, except as expressly modified herein, the Securities Purchase Agreement shall continue in full force and effect without change.

5.

Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Amendment (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of this Amendment), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Amendment and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.   If either party shall commence an action, suit or proceeding to enforce any provisions of this Amendment, then the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

6.

Severability.  If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that

{00762791.DOC;1 }-2-

they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

7.

No Interpretation Against Drafter.  This Amendment is the product of negotiations between the parties hereto represented by counsel and any rules of construction relating to interpretation against the drafter of an agreement shall not apply to this Amendment and are expressly waived.

8.

Counterparts.  This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

 [Signatures on the Following Page]

{00762791.DOC;1 }-3-

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first written above.

Company:

FORCE PROTECTION VIDEO EQUIPMENT CORP.

By:  /s/Paul Feldman
Name: Paul Feldman
Title:  President

Purchaser:

RDW CAPITAL,, LLC

By: /s/ John DeNobile

Name: John DeNobile

Title: AMBR

{00762791.DOC;1 }